EXHIBIT 10.24

                   AMENDMENT NO. 1 TO UNIT PURCHASE AGREEMENT
                   ------------------------------------------

     This Amendment No. 1 to that certain Unit Purchase Agreement entered into by and between Imsco Technologies, Inc., the predecessor to GWIN, Inc., a Delaware corporation (the "Company") and each and all of the investors identified in the signatures below (each individually an "Investor," and collectively the "Investors") on or about July 10, 2001. This Amendment No.1 is effective as of November 26, 2002.

     WHEREAS, each and all of the Investors purchased restricted Units consisting of one Series C Preferred Share, convertible into common stock (the "Series C Preferred"), and one warrant convertible into one Series C Preferred Share, which is subsequently convertible into common stock (the "Warrant"), from the Company as part of the same offering and on identical terms to one another on or about the date listed above;

     WHEREAS, each and all of the Investors purchased varying numbers of Units, each Unit with an identical purchase price;

     WHEREAS, each and all of the Investors and the Company, in reviewing the Unit Purchase Agreement, the Series C Preferred Share Certificate of Designation and amendments thereto, the Warrant Agreement, and notes and documentation related to such investment personal to each and every Investor and the Company, have determined that the Unit Purchase Agreement, as presently drafted, does not meet the intention of any of the parties thereto; and

     WHEREAS, all parties now freely desire to revise and amend the Unit Purchase Agreement to more accurately reflect the meeting of the minds which occurred on July 10, 2001, and remains unchanged on the date of execution of this Amendment, and for no further consideration on any parties' part, and noting particularly Article VI, Section 6.1 of the Unit Purchase Agreement;

       NOW, THEREFORE, the Unit Purchase Agreement is hereby amended as follows:

1.     Article  I,  Section  1.2  shall  be  revised  as  follows:

     (u) ""UNITS" means the sixty four thousand (64,000) investment units of the Company being purchased hereunder, at a purchase price of $23.4375 per Unit, each consisting of one share of Preferred Stock and one Warrant to purchase
31.25  shares  of  Common  Stock  at  an  exercise  price  of  $1.00.

     (v) "WARRANT(S)" refers to those warrants comprising a part of the Units to be issued to each Investor, to purchase the number of shares of Common Stock calculated therein, which such warrants are each exercisable as provided therein at any time within three (3) years from the date of issuance thereof and is in the form of EXHIBIT B hereto."

2.    Article  II,  Section  2.5  shall  be  revised  as  follows:

     "WARRANTS. The Warrants shall grant to each Investor the right to purchase thirty-one and one quarter shares (31.25) of Common Stock (the "Warrant Shares") for each Unit purchased hereunder, with an exercise price of $1.00 per share of Common Stock. The Warrants shall be exercisable, at Investor's sole discretion, in whole or in part, for three years from the date of issuance. Additional terms and conditions of the Warrants are set forth in more detail in the Warrants, attached hereto as EXHIBIT B.

3.   Exhibit  B,  Section  1(b)  shall  be  revised  as  follows:

     "The Holder may, at any time prior to the Termination Date, subject to the terms and conditions hereof, exercise this Warrant in whole or in part for thirty-one and one quarter (31.25) shares of Common Stock, at an exercise price per share equal to $1.00 (the "Common Stock Warrant Price"), by the surrender of this Warrant (properly endorsed) at the principal office of the Corporation, or at such other agency or office of the Corporation in the United States of America as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Corporation, and by payment to the Corporation of the Warrant Price (as hereinafter defined) in lawful money of the United States or by check for each Warrant Share being purchased. The Common Stock Warrant Price shall be referred to herein as the "Warrant Price." Upon any partial exercise of this Warrant, there shall be executed and issued to the Holder a new Warrant in respect of the Warrant Shares as to which this Warrant shall not have been exercised. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, as applicable, registered in the name of the Holder, shall be delivered to the Holder hereof as soon as practicable after the rights represented by this Warrant shall have been so exercised."

3. Each and every Investor hereby acknowledges and accepts that each Investor is entitled to convert the Warrants directly into Common Stock, and each Investor is entitled to convert such Warrant into the number of shares of Common Stock as determined by each Investor's original investment, and calculated according to the conversion ratio discussed herein. The number of shares of Common Stock underlying the Warrants held by each Investor is fixed, and shall not exceed the maximum indicated below for each Investor:

     Trilium  Holdings  Ltd.          666,667  shares  of  Common  Stock

     Keating  Partners,  L.P.         666,667  shares  of  Common  Stock

     Timothy  J.  Keating             480,000  shares  of  Common  Stock

     Luca  Toscani                    186,666  shares  of  Common  Stock

     ------------------------------------------------------------------------

     Total                            2,000,000  shares  of  Common  Stock

                               <SIGNATURES FOLLOW>

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the Unit Purchase Agreement to be executed by themselves as individuals or by their respective officers thereunto duty authorized, as of the date first above written.

THE  COMPANY                              THE  INVESTORS:

GWIN,  INC.                               TRILIUM  HOLDINGS  LTD.
A  Delaware  Corporation                  A  Bahamas  Corporation

/s/ Douglas R. Miller                     /s/ Deirdre M. McCoy
----------------------------------       ----------------------------------
Name:  Douglas R. Miller                  Name:  Deirdre M. McCoy
Title: President                          Title: Director


        KEATING  PARTNERS,  L.P.
                                          A  Delaware  Limited  Partnership


                                          /s/  Timothy  J. Keating
                                          ---------------------------------
                                          Name:     Timothy  J.  Keating
                                          Title:    Managing  Member



                                          TIMOTHY  J.  KEATING
                                          An  Individual



                                          /s/  Timothy  J. Keating
                                         ----------------------------------
                                          LUCA  TOSCANI
                                          An  Individual


                                         /s/ Luca Toscani
                                         ---------------------------------